Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces Fourth Quarter and Fiscal 2015 Financial Results

Company Achieves Positive Adjusted EBITDA in the Fourth Quarter of Fiscal 2015

Burlington, Mass., December 23, 2015 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fourth quarter and fiscal year ended September 30, 2015.

“We are pleased to report positive Adjusted EBITDA in the fourth quarter of 2015. We have managed through a number of significant changes in fiscal 2015, most importantly, changes in leadership, the implementation of significant expense reductions and the launch of new express solution offerings. All of these changes will help us improve our bottom line.” said Joni Kahn, Bridgeline Digital’s Chairperson. “I am excited about executing our operating plan for fiscal 2016, which continues to drive the transformation to a true SaaS business with higher license revenue and recurring revenue.”

Fourth Quarter Summary:

●	Adjusted EBITDA was $21 thousand for the fourth quarter of fiscal 2015, compared to ($602) thousand in the fourth quarter of fiscal 2014, an improvement of $623 thousand.

●	Subscription and perpetual license revenue increased 13% to $1.5 million in the fourth quarter of 2015, compared to $1.4 million in the fourth quarter of 2014.

●	Revenue for the fourth quarter of fiscal 2015 was $4.6 million, compared to $5.8 million in the fourth quarter of fiscal 2014.

●	Gross margin improved to 50% in the fourth quarter of fiscal 2015, from 48% in the fourth quarter of fiscal 2014.

●

Operating expenses (excluding a goodwill impairment and restructuring charge) in the fourth quarter of fiscal 2015 were $2.8 million, compared to $4.2 million in the fourth quarter of fiscal 2014, a decrease of 32%.

●

iAPPSds was named a Strong Performer in “The Forrester Wave™: Through-Channel Marketing Automation Platforms, Q3 2015” report and earned the highest score possible for industry strategy and number of customers.

●	The iAPPS Digital Engagement Platform was named to EContent Magazine's 2015 Trendsetting Products List.

Fiscal 2015 Summary:

●	Subscription and perpetual license revenue was $5.8 million for both fiscal 2015 and fiscal 2014.

●	Recurring revenue remained constant in fiscal 2015 compared to fiscal 2014 at $6.9 million.

●	Recurring revenue for fiscal 2015 as a percentage of total revenue was 35%, an increase from 29% in fiscal 2014.

●	Revenue from our non-iAPPS, or legacy business, decreased by approximately 48% in fiscal 2015, when compared to fiscal 2014.

●	iAPPS Content Manager was awarded the 2015 CODiE Award for Best Content Management Platform globally and iAPPS Commerce was named a 2015 CODiE Award finalist for Best eCommerce System globally.

●

Throughout fiscal 2015, we implemented expense reduction initiatives aimed at aligning the cost structure with our revenue forecast and driving positive Adjusted EBITDA. The combined annualized impact of these expense reductions since January 2015 is over $6.0 million.

Conference Call Information

Bridgeline Digital will host a conference call to discuss fourth quarter and fiscal 2015 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, goodwill impairment charges, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation charges, goodwill impairment charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® web engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with nine additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss applicable to common shareholders	$(11,507)	$(1,818)	$(16,882)	$(6,215)
Amortization of intangible assets	107	157	554	655
Stock-based compensation	70	205	314	506
Goodwill impairment charge	10,500	-	10,500	-
Restructuring charges	437	-	496	-
Preferred stock dividends	32	-	114	-
Non-GAAP adjusted net loss	$(361)	$(1,456)	$(4,904)	$(5,054)

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted loss per diluted share:
GAAP net loss per share applicable to common shareholders	$(2.59)	$(0.42)	$(3.88)	$(1.58)
Amortization of intangible assets	0.02	0.03	0.13	0.17
Stock-based compensation	0.02	0.05	0.07	0.13
Goodwill impairment charge	2.36	-	2.41	-
Restructuring charges	0.10	-	0.11	-
Preferred stock dividends	0.01	-	0.03	-
Non-GAAP adjusted net loss	$(0.08)	$(0.34)	$(1.13)	$(1.28)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss applicable to common shareholders	$(11,507)	$(1,818)	$(16,882)	$(6,215)
(Benefit)Provision for income tax	(314)	163	(226)	243
Interest expense, net	307	215	892	739
Amortization of intangible assets	107	157	554	655
Depreciation	251	302	1,065	1,282
Goodwill impairment charge	10,500	-	10,500	-
Restructuring charges	437	-	496	-
Other amortization	138	174	549	549
Stock-based compensation	70	205	314	506
Preferred stock dividends	32	-	114	-
Adjusted EBITDA	$21	$(602)	$(2,624)	$(2,241)

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(2.59)	$(0.42)	$(3.88)	$(1.58)
(Benefit) Provision for income tax	(0.06)	0.04	(0.05)	0.06
Interest expense, net	0.08	0.05	0.21	0.19
Amortization of intangible assets	0.02	0.03	0.13	0.17
Depreciation	0.07	0.07	0.24	0.33
Goodwill impairment charge	2.36	-	2.41	-
Restructuring	0.10	-	0.11	-
Other amortization	0.04	0.04	0.13	0.14
Stock-based compensation	0.02	0.05	0.07	0.13
Preferred stock dividends	0.01	-	0.03	-
Adjusted EBITDA	$0.05	$(0.14)	$(0.60)	$(0.56)

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
Digital engagement services	$2,676	$3,977	$11,903	$16,369
Subscription and perpetual licenses	1,532	1,355	5,792	5,749
Managed service hosting	341	438	1,529	1,619
Total revenue	4,549	5,770	19,224	23,737

Cost of revenue:
Digital engagement services	1,548	2,528	8,738	10,231
Subscription and perpetual licenses	628	423	1,994	1,694
Managed service hosting	83	62	307	280
Total cost of revenue	2,259	3,013	11,039	12,205
Gross profit	2,290	2,757	8,185	11,532

Operating expenses:
Sales and marketing	1,171	1,958	5,760	7,988
General and administrative	826	1,084	3,935	4,392
Research and development	458	671	1,901	2,386
Depreciation and amortization	380	484	1,695	1,999
Goodwill impairment charge	10,500	-	10,500	-
Restructuring expenses	437	-	496	-
Total operating expenses	13,772	4,197	24,287	16,765
Loss from operations	(11,482)	(1,440)	(16,102)	(5,233)
Interest expense, net	(307)	(215)	(892)	(739)
Loss before income taxes	(11,789)	(1,655)	(16,994)	(5,972)
(Benefit)Provision for income tax	(314)	163	(226)	243
Net loss	$(11,475)	$(1,818)	$(16,768)	$(6,215)
Dividends on convertible preferred stock	(32)	-	(114)	-
Net loss applicable to common shareholders	$(11,507)	$(1,818)	$(16,882)	$(6,215)
Net loss per share attributable to common shareholders:
Basic and diluted	$(2.59)	$(0.42)	$(3.88)	$(1.58)
Number of weighted average shares outstanding:
Basic and diluted	4,434,195	4,328,761	4,350,627	3,937,986

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	September 30,	September 30,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$337	$1,256
Accounts receivable and unbilled revenues, net	2,463	3,342
Prepaid expenses and other current assets	680	747
Total current assets	3,480	5,345
Equipment and improvements, net	1,315	2,175
Intangible assets, net	1,028	1,582
Goodwill	12,641	23,141
Other assets	723	1,317
Total assets	$19,187	$33,560

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,626	$1,126
Accrued liabilities	1,046	957
Accrued earnouts, current	468	487
Debt, current	92	985
Capital lease obligations, current	320	364
Deferred revenue	1,542	1,990
Total current liabilities	5,094	5,909
Accrued earnouts, net of current portion	-	381
Debt, net of current portion	7,695	5,935
Capital lease obligations, net of current portion	-	247
Other long term liabilities	726	1,155
Total liabilities	13,515	13,627

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 208,222 and 0, issued and outstanding, respectively (liquidation preference $2,114)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 4,637,684 and 4,388,583 shares issued and outstanding, respectively	5	5
Additional paid-in-capital	50,434	47,790
Accumulated deficit	(44,411)	(27,529)
Accumulated other comprehensive loss	(356)	(333)
Total stockholders' equity	5,672	19,933
Total liabilities and stockholders' equity	$19,187	$33,560